Exhibit (h)(16)

EXHIBIT B

SHAREHOLDER SERVICING AGREEMENT

COMPENSATION

Class A Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund

An amount payable on the first day of each month of $1.5042 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Accumulative Fund, Global Growth Fund, Science and Technology Fund and Vanguard Fund

An amount payable on the first day of each month of $1.5292 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month

Class A Shares of Asset Strategy Fund, Continental Income Fund, Core Investment Fund, and Dividend Opportunities Fund

An amount payable on the first day of each month of $1.5792 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Cash Management

An amount payable on the first day of each month of $1.75 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month. The Fund shall also pay WRSCO a fee of $.75 for each shareholder check it processes.

Class B Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund

An amount payable on the first day of each month of $1.5042 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Accumulative Fund, Global Growth Fund, Science and Technology Fund and Vanguard Fund

An amount payable on the first day of each month of $1.5292 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Asset Strategy Fund, Continental Income Fund, Core Investment Fund and Dividend Opportunities Fund

An amount payable on the first day of each month of $1.5792 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Cash Management

An amount payable on the first day of each month of $1.75 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund

An amount payable on the first day of each month of $1.5042 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Accumulative Fund, Global Growth Fund, Science and Technology Fund and Vanguard Fund

An amount payable on the first day of each month of $1.5292 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month

Class C Shares of Asset Strategy Fund, Continental Income Fund, Core Investment Fund, and Dividend Opportunities Fund

An amount payable on the first day of each month of $1.5792 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Cash Management

An amount payable on the first day of each month of $1.75 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class Y Shares of Asset Strategy Fund, Accumulative Fund, Bond Fund, Continental Income Fund, Core Investment Fund, Dividend Opportunities Fund, Energy Fund, Global Bond Fund, Government Securities Fund, Global Growth Fund, High Income Fund, Municipal Bond Fund, Municipal High Income Fund, New Concepts Fund, Science and Technology Fund, Small Cap Fund, Tax –Managed Equity Fund, Vanguard Fund and Value Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net Class Y assets of the Fund for the preceding month.

Volume Discount

The above-referenced per account fees for Class A, Class B and Class C shall be reduced if the total number of accounts for which WRSCO provides shareholder services reaches the following levels:

A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E and Advisors Class accounts in each of the Ivy Funds, Ivy Funds, Inc. and Waddell &Reed Advisors Funds are included; however, accounts in Class I, Class R and Class Y of each such fund and Waddell & Reed InvestEd accounts are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month with the affected Fund’s bearing the remainder of the costs charged by the financial services companies. WRSCO will pay the third parties for performing such services and the Fund will reimburse WRSCO for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $18.00 per account or an annual fee of 0.14 of 1% that is based on average daily net assets.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. WRSCO will pay the third parties for performing such services and the Fund will reimburse WRSCO for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $18.00 per account or an annual fee of 0.20 of 1% that is based on average daily net assets.

Originally Approved on January 30, 2009

As Amended, Effective and Approved on October 1, 2009, May 22, 2012, and on August 14, 2013; Amended and Effective January 1, 2015 with respect to the name change of Waddell & Reed Advisors International Growth Fund to Waddell & Reed Advisors Global Growth Fund; Amended and Effective February 24, 2015 with respect to Networking Fees and Omnibus and/or Recordkeeping Fees.

3